UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2013

PTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25485	88-0380544
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2360 Corporate Circle, Suite 400

Henderson, NV 89074

(Address of Principal Executive Officers) (Zip Code)

Registrant's telephone number, including area code: (702) 997-3347

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 26, 2013, Mr. Michael Arnkvarn was appointed Company’s CEO and will act as such until the next annual general meeting of the Company, or until successors are appointed.

Michael Arnkvarn has been involved in the Natural Health Food industry for almost 20 years and founded Collagenna Skin Care Products 9 years ago. Mr. Arnkvarn’s company develops natural beauty products with a focus on the use of pure, marine collagen. In addition, Mr. Arnkvarn is the founder and developer of all of the Collagenna Product line. Mr. Arnkvarn has extensive knowledge of OTC public companies and markets. His experience includes holding the position of CEO of the AXIA Group (AJIG:Pink Sheets) prior to the Company being acquired in August 2012. Mr. Arnkvarn is presently the CEO of a private corporation, The CinG-X Corporation, whose focus includes products that naturally control high blood sugars, and products that help with memory loss and promote healthier living.

On April 26, 2013, Mr. Steven Cohen was appointed Secretary.

Effective April 26, 2013, PTS, Inc. accepted the resignation of Ms. Sasa Vasiljevicas as the Company’s Chief Executive Officer and Director.

There are no family relationships between any of the new officers and directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 29, 2013

By: /s/ Michael Arnkvarn
Michael Arnkvarn, CEO